Exhibit 99.1

ROYAL CARIBBEAN COMMENTS ON NEW FINANCING FACILITY

March 23, 2020

MIAMI, March 23, 2020 /PRNewswire/ -- Royal Caribbean Cruises Ltd (NYSE: RCL) today announced that it has entered into a $2.2 billion 364-day secured term loan facility, further enhancing the company’s liquidity position. The facility can be extended at the company’s option for an additional 364 days. The company has borrowed the full amount available under the term loan to further bolster its liquidity.

Including this new financing, the company has over $3.6 billion of liquidity comprised of cash deposits and its existing undrawn revolving credit facilities (net of outstanding commercial paper). In addition, the company has committed financing for all of its new ships on order.

“This is a period of unprecedented disruption for the cruise industry,” said Jason T. Liberty, executive vice president and CFO. “We continue to take decisive actions to protect the company’s financial and liquidity positions as they enable us to keep focused on our guests, our crew and our long-term plans.”

Morgan Stanley, J.P. Morgan, Bank of America, BNP Paribas and Goldman Sachs acted as joint lead arrangers and bookrunners on the secured term loan facility. Morgan Stanley is acting as an Administrative Agent and Collateral Agent on the facility. Perella Weinberg Partners LP served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to the company in connection with the secured term loan facility.

Royal Caribbean Cruises Ltd. (NYSE: RCL) is a global cruise vacation company that controls and operates four global brands: Royal Caribbean International, Celebrity Cruises, Azamara and Silversea Cruises. We are also a 50% joint venture owner of the German brand TUI Cruises and a 49% shareholder in the Spanish brand Pullmantur Cruceros. Together these brands operate a combined total of 61 ships with an additional 17 on order as of December 31, 2019. They operate diverse itineraries around the world that call on all seven continents. Additional information can be found on www.royalcaribbean.com, www.celebritycruises.com, www.azamara.com, www.silversea.com, www.tuicruises.com, www.pullmantur.es, or www.rclinvestor.com.

Certain statements in this release relating to, among other things, our future performance constitutes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2020 and beyond. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; concerns over safety, health and security of guests and crew; the impact of the global incidence and spread of COVID-19, which has had and will continue to have a material negative impact on our operating results and liquidity, or other contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of our company in particular, such as: the current and potential additional governmental and self-imposed travel restrictions, the current and potential extension of the suspension of cruises and new additional suspensions, guest cancellations, an inability to source our crew or our provisions and supplies from certain places, the incurrence of COVID-19 and other contagious diseases on our ships and an increase in concern about the risk of illness on our ships or when traveling to or from our ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in US foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; our indebtedness and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others;  the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; and the unavailability or cost of air service.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our recent quarterly reports on Form 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Royal Caribbean Cruises Ltd.